Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com _______________________________________

January 10, 2014

Biota Pharmaceuticals, Inc.

2500 Northwinds Parkway, Suite 100

Alpharetta, GA 30009

Re:     Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Biota Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed sale by the Company of up to 6,685,985 shares of its common stock, par value $0.10 per share (the “Shares”), pursuant to the Registration Statement on Form S-3 (File No. 333-190594) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on October 17, 2013, and the related Prospectus and Prospectus Supplement filed with the Commission. All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.

This opinion (this “Opinion”) is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the validity of the Shares as set forth below.

In connection with this Opinion, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures and the authenticity of all agreements, records, documents, instruments and certificates submitted to us as originals and the conformity with the originals of all agreements, records, documents, instruments and certificates submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each such party has the power and authority to execute and deliver, and to perform and observe the provisions of, each such document to which it is a party and has duly authorized, executed and delivered each such document to which it is a party, and that each such document constitutes a legal, valid and binding obligation of each party other than the Company party thereto. In rendering the opinions set forth below, we have relied as to factual matters upon certificates of public officials, certificates and other assurances of officers and representations of the Company.

Biota Pharmaceuticals, Inc. January 10, 2014 Page 2

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the related Prospectus and Prospectus Supplement and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states and the terms and conditions of the Underwriting Agreement.

Our opinions set forth herein are based solely upon the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized for issuance by the Company and, when the Shares have been duly registered on the books of the transfer agent and registrar in the name and on behalf of the purchasers and have been issued by the Company and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this Opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 10, 2014 and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares. We further consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement related to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Biota Pharmaceuticals, Inc. January 10, 2014 Page 3

This Opinion is furnished to you in connection with the filing on the date hereof of a Prospectus Supplement relating to the offer and sale of the Shares and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is furnished as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP